Exhibit 4.4
AMENDMENT TO THE PARTICIPATION AGREEMENT EXECUTED ON DECEMBER 18th, 1998 (THE “AMENDMENT”), dated April 30th, 2007, entered into by the Federal Government of the United Mexican States (hereinafter the “Federal Government”) through the Secretaría de Comunicaciones y Transportes (Ministry of Communications and Transportation) (hereinafter, “SCT”), Grupo Aeroportuario del Sureste, S.A.B. de C.V. (hereinafter the “Controlling Company”), Servicios Aeroportuarios del Sureste, S.A. de C.V. (hereinafter the “Services Company”), Aeropuerto de Cancún, S.A. de C.V., Aeropuerto de Cozumel, S.A. de C.V., Aeropuerto de Huatulco, S.A. de C.V., Aeropuerto de Mérida, S.A. de C.V., Aeropuerto de Minatitlán, S.A. de C.V., Aeropuerto de Oaxaca, S.A. de C.V., Aeropuerto de Tapachula, S.A. de C.V., Aeropuerto de Veracruz, S.A. de C.V. and Aeropuerto de Villahermosa, S.A. de C.V. (hereinafter jointly, the “Concessionaire Companies”) and Inversiones y Técnicas Aeroportuarias, S.A. de C.V. (hereinafter the “Strategic Partner”); as well as by Mr. Fernando Gerardo Chico Pardo (“Fernando Chico”) and Copenhagen Airports A/S (Kobenhavns Lufthavne A/S) (“Copenhagen”, together with Mr. Fernando Chico, the “Owners of the Strategic Partner”) in accordance with the following Precedents, Recitals and Clauses:
P R E C E D E N T S
I.	On April 1st, 1998, Grupo Aeroportuario del Sureste, S.A. de C.V., was incorporated as a variable capital corporation, as evidenced under notarized instrument number 44,125, dated April 1st, 1998, issued by Mr. Emiliano Zubiría Maqueo, Notary Public No. 25 of the Federal District, whose first original was registered on April 30th, 1998 in the Public Registry of Commerce of the Federal District under commercial folio number 237658

II.	Article Ten of the bylaws of the Controlling Company absolutely restricted the taking of control of the Controlling Company, providing the following:
ARTICLE TEN. Limits of Stock Ownership. The ownership interests of any person in the Company’s capital stock will be subject to the following rules, provided such rules will not apply to the ownership interests of (i) the Federal Government, (ii) Nacional Financiera, S.N.C, whether directly or as trustee, (iii) institutions for the deposit of securities, or (iv) financial entities or other authorized entities that obtain or maintain securities on the account of third-party beneficiaries, provided that this exception is not applicable to the stock ownership that each beneficiary has in the Company, whether directly or indirectly:
1. No series “B” stockholder, whether individually or jointly with Related Persons, may hold more than 10% (ten percent) of the total outstanding capital stock of the Company, unless the provisions set forth under Articles Twelve or Fourteen below are fulfilled. Otherwise, any action or agreement that results in a transfer of series “B” shares or that otherwise causes any shareholder to surpass the abovementioned ownership percentage, whether individually by any shareholder or jointly with Related Persons of such shareholder, will be void and will have no legal effect before the Company.
2. Series “BB” shareholders will have no limitation as to individual ownership interests whatsoever with respect to the shares that represent such series; however, such series will only represent up to 15% (fifteen percent) of the outstanding capital stock in terms of the provisions under Article Six of these bylaws.
3. Series “BB” shareholders may also hold series “B” shares, provided that so long as they hold shares of stock that represent the series “BB”, they may only hold, directly or jointly with Related Persons, a total ownership interest in the Company’s outstanding capital stock that does not exceed, in the aggregate, 20% (twenty percent) of such outstanding capital stock.
The ownership limits set forth in this article may not be surpassed neither directly nor through Related Persons, trusts, agreements, corporate pacts or bylaws, pyramidal schemes or any other mechanism that causes any ownership interest over the established limits.
For the purposes of this Article and these bylaws, a Related Person with respect to a particular person means: (i) the person or persons, whether such are individuals or entities, that directly or indirectly are under the Control of such particular person; that have the direct or indirect ability to exercise Control over such particular person; or that are under common Control with such particular person, as applicable; (ii) the persons that have the ability to determine the business policies of a particular person; (iii) if such particular person is an individual, the individuals having a relationship (whether by blood or civil law, up to and including the fourth degree) with such particular person; (iv) with respect to the Company, the Strategic Partner; and (v) with respect to the Strategic Partner, its shareholders and Related Persons (as defined in the other sections of this paragraph) of such shareholders.
For the purposes of the preceding paragraph, “Control” means: (a) directly or indirectly holding 20% (twenty percent) or more of the capital stock with voting rights of an entity; (b) the ability to appoint the majority of the members of a board of directors or the directors of an entity; (c) the right to veto the decisions of the majority of shareholders or owners or the right to require their vote to adopt resolutions which, under law, pertain to the ordinary shareholders’ meeting; or (d) the existence of business relationships that represent 15% (fifteen percent) or more of the total annual consolidated income of a person.
III.	On December 18th, 1998, the Participation Agreement was executed by the Federal Government through the SCT, Nacional Financiera, Sociedad Nacional de Crédito, Dirección Fiduciaria (hereinafter “Nafin”), the Controlling Company, the Services Company, the Concessionaire Companies and the Strategic Partner; as well as by Triturados Basálticos y Derivados, S.A. de C.V., Cintra Concesiones de Infraestructuras de Transporte, S.A. and Groupe GTM, S.A. (which, on such date were the owners of the Strategic Partner) and Copenhagen as Owner of the Strategic Partner, as joint obligors of the obligations of the Strategic Partner, which are specifically mentioned in such agreement for each one of such parties, and with the appearance of Banco Nacional de Comercio Exterior, Sociedad Nacional de Crédito, División Fiduciaria (hereinafter the “Trustee”) and of Aeropuertos y Servicios Auxiliares (hereinafter “ASA”) (as amended by virtue of the Amendment agreements dated April 19th, 1999 and February 28th, 2000, hereinafter the “Participation Agreement”).

IV.	Section 2.5 of the Participation Agreement, adopted such absolute limitation for the taking of control (hereinafter the “Ownership Limits”).

V.	During the months of September 2000 and March 2005, through initial and secondary public offerings, respectively, carried out simultaneously in the securities markets of the United Mexican States and the United States of America, 85% of the capital stock of the Controlling Company, represented by 255 million Series B shares was placed, through Nafin, among the general investing public.

As a consequence of the foregoing, the Federal Government ceased to hold ownership interests in the capital stock of the Controlling Company and such Controlling Company became subject to the supervision of the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and the Securities and Exchange Commission of the United States of America.

VI.	On December 30th, 2005 the new Securities Market Law (hereinafter the “NLMV”) was published, which provides under article 48 that any absolute restriction with respect to the taking of control of a company will be void as a matter of law.

VII.	Such reform compelled the Controlling Company to amend its bylaws in order to eliminate the restrictions for the taking of control of Controlling Company.

VIII.	Such amendment was approved in a general extraordinary shareholders’ meeting of the Controlling Company held on April 27th, 2006, with the favorable vote of the shares that represented over 95% (ninety-five percent) of the capital stock of the Controlling Company, as required under such bylaws.

IX.	The regulatory authorities and the investing public were promptly informed of such shareholders’ meeting, in the terms of law, through the corresponding Stock Exchanges.

X.	Notwithstanding the foregoing, the restriction mentioned under section IV above subsists in the Participation Agreement, which was established as a reflection of the provisions contained under the bylaws of the Controlling Company prior to their amendment and that imposes an absolute restriction to the taking of control of the Controlling Company, which is currently prohibited by the Securities Market Law in effect in the United Mexican States.

XI.	In this sense, as a result of the amendments to the Securities Market Law and to the bylaws of the Controlling Company, an amendment to Section 2.5 of the Participation Agreement is considered necessary, in order to make it conform to the provisions that currently govern the Controlling Company.
In consideration of the foregoing, the parties grant the following:
R E C I T A L S
(A)	The Federal Government, through its representative states and represents that:
1.	It acknowledges to have executed, on December 18th, 1998 the Participation Agreement.

2.	Derived, among others: (i) from the striking of the Ownership Limits from the bylaws of the Controlling Company; (ii) from the provisions of the NLMV, and (iii) from the request submitted by the Strategic Partner on April 27th, 2007, for this purpose, it hereby appears to sign this instrument, acknowledging the need to amend the Participation Agreement, among other matters, in order to eliminate the Ownership Limits from such Participation Agreement.

3.	Its representative, in his capacity as Sub-secretary of Transportation, has the necessary authority to execute this Amendment, in accordance with article 6, section IX, of the Internal Regulations of the SCT.
(B)	The Controlling Company, through its representative states and represents that:
1.	It is a business entity incorporated in accordance with the laws of the United Mexican States, as evidenced by notarized instrument number 44,125 dated April 1st, 1998, issued by Mr. Emiliano Zubiría Maqueo, Notary Public No. 25 of the Federal District, whose first original was registered on April 30th, 1998 in the Public Registry of Commerce of the Federal District under commercial folio 237658.

2.	It acknowledges that it executed the Participation Agreement on December 18th, 1998.

3.	Derived, among others: (i) from the striking of the Ownership Limits from the bylaws of the Controlling Company, and (ii) from the provisions of the NLMV, it acknowledges the need to amend the Participation Agreement, among other matters, in order to eliminate the Ownership Limits from such Participation Agreement.

4.	To the best of its knowledge, the execution, performance and enforcement of this Amendment, does not violate or breach: (i) any law, regulation or legal provision or (ii) its corporate bylaws or any contract, agreement or covenant to which it is a party or otherwise, will not result in the acceleration of any of its obligations or in the imposition of restrictions or limitations on the investments that the Grupo Aeroportuario (Airport Group) must or wishes to make, in accordance with the Master Development Plan referred under Article 38 of the Airports Law or the annual business plan of the Controlling Company.

5.	It has submitted or presented all the notices and communications and has obtained all authorizations and consents, including statutory, that may be necessary for the execution, performance and enforcement of this Amendment and the actions provided hereunder.

6.	Its legal representative has the necessary authority to execute this Amendment, as evidenced by notarized instrument number 52,487, issued on May 10th, 1999, by Mr. Luis de Angoitia Becerra, Notary Public No. 109 of the Federal District, whose first original was registered on July 8th, 1999 in the Public Registry of Commerce of the Federal District under commercial folio number 237658.
(C)	Each of the Concessionaire Companies, through its representative states and represents that:
1.	It is a business entity incorporated in accordance with the laws of the United Mexican States.

2.	It acknowledges that it executed the Participation Agreement on December 18th, 1998.

3.	Derived, among others: (i) from the striking of the Ownership Limits from the bylaws of the Controlling Company, and (ii) from the provisions of the NLMV, it acknowledges the need to amend the Participation Agreement, among other matters, in order to eliminate the Ownership Limits from such Participation Agreement.

4.	To the best of its knowledge, the execution, performance and enforcement of this Amendment, does not violate or breach: (i) any law, regulation or legal provision or (ii) its corporate bylaws or any contract, agreement or covenant to which it is a party or otherwise, will not result in the acceleration of any of its obligations or in the imposition of restrictions or limitations on the investments that the Grupo Aeroportuario (Airport Group) must or wishes to make, in accordance with the Master Development Plan referred under Article 38 of the Airports Law or the annual business plan of the Controlling Company.

5.	It has submitted or presented all the notices and communications and has obtained all authorizations and consents, including statutory, that may be necessary for the execution, performance and enforcement of this Amendment and the actions provided hereunder.

6.	Its legal representative has the necessary authority to execute this Amendment, in terms of the following notarized instruments, all of which were issued on

August 13th, 1999 by Mr. Luis de Angoitia Becerra, Notary Public No. 109 of the Federal District:
(a)	Notarized Instrument number 52,812 relative to Aeropuerto de Cancún, S.A. de C.V.

(b)	Notarized Instrument number 52,813 relative to Aeropuerto de Cozumel, S.A. de C.V.

(c)	Notarized Instrument number 52,816 relative to Aeropuerto de Huatulco, S.A. de C.V.

(d)	Notarized Instrument number 52,817 relative to Aeropuerto de Mérida, S.A. de C.V.

(e)	Notarized Instrument number 52,818 relative to Aeropuerto de Minatitlán, S.A. de C.V.

(f)	Notarized Instrument number 52,819 relative to Aeropuerto de Oaxaca, S.A. de C.V.

(g)	Notarized Instrument number 52,820 relative to Aeropuerto de Tapachula, S.A. de C.V.

(h)	Notarized Instrument number 52,821 relative to Aeropuerto de Veracruz, S.A. de C.V.

(i)	Notarized Instrument number 52,822 relative to Aeropuerto de Villahermosa, S.A. de C.V.
(D)	The Services Company, through its representative states and represents that:
1.	It is a business entity incorporated in accordance with the laws of the United Mexican States, as evidenced by notarized instrument number 44,126, issued on April 1st, 1998, by Mr. Emiliano Zubiría Maqueo, Notary Public number 25 of the Federal District, whose first original was registered on April 30th, 1998 in the Public Registry of Commerce of the Federal District under commercial folio number 237657.

2.	It acknowledges that it executed the Participation Agreement on December 18th, 1998.

3.	Derived, among others: (i) from the striking of the Ownership Limits from the bylaws of the Controlling Company, and (ii) from the provisions of the NLMV, it acknowledges the need to amend the Participation Agreement, among other matters, in order to eliminate the Ownership Limits from such Participation Agreement.

4.	To the best of its knowledge, the execution, performance and enforcement of this Amendment, does not violate or breach: (i) any law, regulation or legal provision or (ii) its corporate bylaws or any contract, agreement or covenant to which it is a party or otherwise, will not result in the acceleration of any of its obligations or in the imposition of restrictions or limitations on the investments that the Grupo Aeroportuario (Airport Group) must or wishes to make, in accordance with the Master Development Plan referred under Article 38 of the Airports Law or the annual business plan of the Controlling Company.
5.	It has submitted or presented all the notices and communications and has obtained all authorizations and consents, including statutory, that may be necessary for the execution, performance and enforcement of this Amendment and the actions provided hereunder.

6.	Its legal representative has the necessary authority to execute this Amendment, as evidenced by notarized instrument number 52,823, issued on August 13th, 1999, by Mr. Luis de Angoitia Becerra, Notary Public No. 109 of the Federal District, whose first original was registered on October 6th, 1999 in the Public Registry of Commerce of the Federal District under commercial folio number 237657.
(E)	The Strategic Partner, through its representative states and represents that:
1.	It is a business entity incorporated in accordance with the laws of the United Mexican States, as evidenced by notarized instrument No. 63,899, dated November 16th, 1998, issued by Mr. Armando Gálvez Pérez Aragón, Notary Public No. 103 of the Federal District, whose first original was registered on December 3rd, 1998 in the Public Registry of Commerce of the Federal District, under commercial folio number 242982.

2.	It acknowledges that it executed the Participation Agreement on December 18th, 1998.

3.	Derived, among others: (i) from the striking of the Ownership Limits from the bylaws of the Controlling Company, and (ii) from the provisions of the NLMV, it acknowledges the need to amend the Participation Agreement, among other matters, in order to eliminate the Ownership Limits from such Participation Agreement.

4.	To the best of its knowledge, the execution, performance and enforcement of this Amendment, does not violate or breach: (i) any law, regulation or legal provision or (ii) its corporate bylaws or any contract, agreement or covenant to which it is a party or otherwise, will not result in the acceleration of any of its obligations or in the imposition of restrictions or limitations on the investments that the Grupo Aeroportuario (Airport Group) must or wishes to make, in accordance with the Master Development Plan referred under Article 38 of the Airports Law or the annual business plan of the Controlling Company.

5.	It has submitted or presented all the notices and communications and has obtained all authorizations and consents, including statutory, that may be necessary for the execution, performance and enforcement of this Amendment and the actions provided hereunder.

6.	Its legal representative has the necessary authority to execute this Amendment, as evidenced by notarized instrument number 55,438, issued on May 31st, 2004, by Mr. Jorge Fernando Caraza Pinto, Notary Public No. 36 of the Federal District,

whose first original was registered in the Public Registry of Commerce of the Federal District under commercial folio number 242982.
(F)	The Owners of the Strategic Partner — Mr. Fernando Chico acting personally and Copenhagen through its representative — state and represent that:
1.	Copenhagen is a company incorporated and existing in accordance with the laws of the Kingdom of Denmark, whose shares are traded in the Copenhagen Stock Exchange.

2.	Mr. Fernando Chico is a citizen and resident of the United Mexican States.

3.	Each one of such parties acknowledges to be bound by the Participation Agreement dated December 18th, 1998.

4.	Each one of such parties acknowledges that derived, among others: (i) from the striking of the Ownership Limits from the bylaws of the Controlling Company, and (ii) from the provisions of the NLMV, it is necessary to amend the Participation Agreement, among other matters, in order to eliminate the Ownership Limits from such Participation Agreement

5.	To the best of their knowledge, the execution, performance and enforcement of this Amendment, does not violate or breach: (i) any law, regulation or legal provision or (ii) their corporate bylaws or any contract, agreement or covenant to which they are a party or otherwise, will not result in the acceleration of any of their obligations or in the imposition of restrictions or limitations on the investments that the Grupo Aeroportuario (Airport Group) must or wishes to make, in accordance with the Master Development Plan referred under Article 38 of the Airports Law or the annual business plan of the Controlling Company.

6.	They have submitted or presented all the notices and communications and have obtained all authorizations and consents, including statutory, that may be necessary for the execution, performance and enforcement of this Amendment and the actions provided hereunder.

7.	Copenhagen’s representative has the necessary authority to execute this Amendment.
          BY VIRTUE OF WHICH, considering the foregoing Precedents and Recitals, the parties to this Amendment agree on the following:
C L A U S E S
     ONE.- Capitalized terms used in this Amendment that are not otherwise defined in this Amendment will have the meanings attributed to such terms in the Participation Agreement.
     TWO.- The Federal Government, the Controlling Company, the Services Company, the Concessionaire Companies, the Strategic Partner, and the Owners of the Strategic

Partner, hereby agree to amend Section 2.5 of the Participation Agreement, in the terms set forth below:
2.5 Ownership Limit. The shareholders of series “BB” will not have an ownership limit with respect to such series, however, series “BB” may only represent 15% (fifteen percent) of the capital stock.
     THREE.- Except for the amendments to the Participation Agreement provided under this Amendment, the Participation Agreement is ratified in all its terms. This Amendment will be governed by and interpreted in accordance with the federal laws of the United Mexican States and the parties expressly and irrevocably submit to the jurisdiction of the competent courts of Mexico City, Federal District, United Mexican States, expressly waiving any other jurisdiction they could be entitled to by reason of their current or future domiciles or for any other cause.
     IN ACCORDANCE WITH THE FOREGOING, the parties sign this Amendment through their representatives on the date first written above.

[Signature Page]
Amendment dated April 30th, 2007, to the Participation Agreement
Federal Government of the United Mexican Status, through the Ministry of
Communications and Transportation
/s/ Manuel Rodríguez Arregui

By: Mr. Manuel Rodríguez Arregui
Position: Transportation Sub-secretary

[Signature Page]
Amendment dated April 30th, 2007 to the Participation Agreement

Grupo Aeroportuario del Sureste, S.A.B. de C.V.	Servicios Aeroportuarios del Sureste, S.A. de C.V.

/s/ Claudio Góngora Morales	/s/ Claudio Góngora Morales
By: Claudio Góngora Morales	By: Claudio Góngora Morales
Position: Attorney in Fact	Position: Attorney in Fact

Aeropuerto de Cancún, S.A. de C.V.	Aeropuerto de Cozumel, S.A. de C.V.

/s/ Claudio Góngora Morales	/s/ Claudio Góngora Morales
By: Claudio Góngora Morales	By: Claudio Góngora Morales
Position: Attorney in Fact	Position: Attorney in Fact

Aeropuerto de Huatulco, S.A. de C.V.	Aeropuerto de Mérida, S.A. de C.V.

/s/ Claudio Góngora Morales	/s/ Claudio Góngora Morales
By: Claudio Góngora Morales	By: Claudio Góngora Morales
Position: Attorney in Fact	Position: Attorney in Fact

Aeropuerto de Minatitlán, S.A. de C.V.	Aeropuerto de Oaxaca, S.A. de C.V.

/s/ Claudio Góngora Morales	/s/ Claudio Góngora Morales
By: Claudio Góngora Morales	By: Claudio Góngora Morales
Position: Attorney in Fact	Position: Attorney in Fact

Aeropuerto de Tapachula, S.A. de C.V.	Aeropuerto de Veracruz, S.A. de C.V

/s/ Claudio Góngora Morales	/s/ Claudio Góngora Morales
By: Claudio Góngora Morales	By: Claudio Góngora Morales
Position: Attorney in Fact	Position: Attorney in Fact

Aeropuerto de Villahermosa, S.A. de C.V.

/s/ Claudio Góngora Morales
By: Claudio Góngora Morales
Position: Attorney in Fact

[Signature Page]
Amendment dated April 30th, 2007 to the Participation Agreement
Inversiones y Técnicas Aeroportuarias, S.A. de C.V.
/s/ Federico Chávez Peón Mijares

By: Federico Chávez Peón Mijares
Position: Attorney in Fact
Mr. Fernando Gerardo Chico Pardo
/s/ Fernando Gerardo Chico Pardo

Personally

[Signature Page]
Amendment dated April 30th, 2007 to the Participation Agreement
Copenhagen Airports A/S (Kobenhavns
Lufthavne A/S)
/s/ Torben Thyregod

By: Torben Thyregod, Deputy CEO
Position: Attorney in Fact